UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2009

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, IN 47708
(Address of principal executive offices, including zip code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

__ Written communications pursuant to Rule 425 under the Securities Act

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 31, 2009, Old National Bancorp (the "Company") filed a Current Report on Form 8-K to report that it repurchased all of the 100,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series T ("Preferred Stock") the Company issued to the U.S. Department of the Treasury ("Treasury") on December 12, 2008 (the "Preferred Stock Repurchase"). The repurchase of the Preferred Stock resulted in a charge to the Company's retained earnings of approximately $2.6 million for the quarter ended March 31, 2009, representing the unaccreted difference between the carrying value of the Preferred Stock and the repurchase price. The charge to retained earnings does not impact the Company's net income for the first quarter of 2009, but is a reduction to net income available to common shareholders in the amount of $0.04 per common share for the quarter ended March 31, 2009.

ITEM 8.01 OTHER EVENTS.

On April 20, 2009, the Company issued a press release announcing that it had provided notice ("Warrant Repurchase Notice") to Treasury of the Company's intent to repurchase the warrant to purchase up to 813,008 shares of the Company's common stock (the "Warrant") issued by the Company to Treasury on December 12, 2008. The Warrant was issued to Treasury in connection with the Company's participation in Treasury's Capital Purchase Program ("CPP") under the Emergency Economic Stabilization Act of 2008. The Company does not anticipate the repurchase of the Warrant to have an impact on the Company's net income or net income available to common shareholders.

Pursuant to the letter agreement between the Company and Treasury dated March 31, 2009 relating to the Preferred Stock Repurchase (the "Letter Agreement"), the Company can revoke the Warrant Repurchase Notice and therefore is not obligated to repurchase the Warrant. In addition, under the Letter Agreement the Company is not obligated to repurchase the Warrant if Treasury and the Company fail to agree on the fair market value of the Warrant in accordance with the procedures set forth in the Securities Purchase Agreement - Standard Terms, dated December 12, 2008, between the Company and Treasury.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
Exhibit 99.1	Press Release dated April 20, 2009.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: April 20, 2009

By: /s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President, Chief Legal Officer
and Corporate Secretary

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
Exhibit 99.1	Press Release dated April 20, 2009.